Exhibit 3

             RESTATED CERTIFICATE OF INCORPORATION
                               OF
                      SPARTECH CORPORATION


     This Restated Certificate of Incorporation of Spartech Corporation was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware. The Corporation was originally incorporated as Permaneer Corporation, and its original Certificate of Incorporation was filed with the Secretary of State of Delaware on April 23, 1968. This Restated Certificate of Incorporation restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as theretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.


     FIRST:    The name of the corporation (which is hereinafter referred to as the "Corporation") is SPARTECH CORPORATION, the original Certificate of Incorporation having been filed with the Secretary of State of the State of Delaware on April 23, 1968.

     SECOND:   The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name and address of its registered agent at such address is The Corporation Trust Company.

     THIRD:    The nature of the business and the objects and purposes to be transacted, promoted or conducted by the Corporation are:

     (1) To fabricate all forms of paneling and building materials from wood and composition products and manufacture all types of finished products therefrom, using wood, metal, plastics, glass and other materials therewith, and engage in, conduct and carry on general wood, composition products and metal products manufacturing businesses.

     (2) To construct, acquire, own, use, dispose of, and operate shops and plants, mills and works of all kinds, for the purpose of working, fabricating and otherwise dealing with wood, composition products, metal, plastics, glass and all other materials now or hereafter known of all kinds, and manufacturing, making, fabricating, and producing products and by-products of every kind and nature, and in any and all forms and for any use whatsoever.

     (3) To manufacture, buy or otherwise acquire and to sell or otherwise dispose of, distribute, deal in and with, either as principal, agent, dealer or broker, goods, wares and merchandise of every kind and description, including all materials or substances now known or hereafter to be discovered or invented; to purchase or otherwise acquire and to sell or otherwise dispose of, distribute, deal in and with, either as principal, agent, dealer or broker, all kinds of personal property of every sort and description wheresoever situate and all interest therein which this Corporation may deem necessary or convenient in connection with any part of its business.

     (4) To apply for, obtain, register, purchase, lease or otherwise acquire, and to hold, use, own and operate under, and to sell, assign and otherwise deal in and dispose of, any trademarks, trade names, patents and applications for patents, copyrights, licenses, improvements, processes and secret formulae used in connection with, or secured under, letters patent of the United States or of other jurisdictions or countries, and whether or not in any way relating to any of the business aforesaid, to use, exercise, develop, grant licenses in respect of or otherwise turn to account any such trademarks, patents, copyrights, licenses, processes and the like.

     (5) To locate, acquire, buy, purchase, lease, own, hold, exploit, sell, mortgage and encumber improved and unimproved real estate and interests therein, including lumber, mining, drilling and mineral rights and claims of any kind, wherever situate, and to construct and erect thereon and to operate and carry on the business of factories, smelters, works, mines, plants, mills, wells, stores, hotels, houses and buildings.

     (6) To purchase or otherwise acquire and to hold, sell, pledge or otherwise dispose of all forms of securities, including stocks, bonds, debentures, notes, certificates of indebtedness, certificates of interest, mortgages and other similar instruments and rights however issued or created, and to deal in and with the same and to issue in exchange therefor or in payment therefor its own stock, bonds or other obligations or securities, and to exercise in respect thereof any and all rights, powers and privileges of individual ownership or interest therein, including the right to vote thereon and to consent or otherwise act with respect thereto; to do any and all acts and things for the preservation, protection, improvement and enhancement in value thereof, or designed to accomplish any such purpose, and to aid by loan, subsidy, guaranty or in any other manner those issuing, creating or responsible for any of such securities; to acquire or become interested in any such securities as aforesaid by original subscription, underwriting, participation in syndicates or otherwise, and to make payments thereon as called for and to underwrite or subscribe for the same conditionally or otherwise and either with a view to invest or for resale or for any other lawful purpose.

     (7) To borrow money and for monies borrowed or in payment for property acquired, or for any other objects and purposes of the Corporation or otherwise in connection with the transaction of any part of its business, to issue bonds, debentures, notes and other obligations secured or unsecured and to mortgage, pledge or hypothecate any and all of its properties or assets as security therefor; to make, accept, endorse, guarantee, execute and issue notes, bills of exchange and other obligations; to mortgage, pledge or hypothecate any stocks, bonds, other evidence of indebtedness or securities and any other property held by it or in which it may be interested, and to loan money with or without collateral or other security; to guarantee the payment of dividends upon stocks or the principal of and/or interest upon bonds, notes or other evidences of indebtedness or obligations or the performance of the contracts or other undertakings of any corporation, partnership, syndicate or individual; to be a general or limited partner or enter into, make and perform, contracts of every kind and for any lawful purpose with any person, firm, corporation or syndicate.

     (8) To purchase or otherwise acquire all or any part of the business, goodwill, rights, property and assets and to assume or otherwise provide for all or any part of the liabilities of any corporation, association, partnership or individual, to take over as a going concern and continue any business so acquired; and to pay for any such business or properties in cash, stock, bonds, debentures or obligations of this Corporation or otherwise.

     (9) To purchase or otherwise acquire, sell or otherwise dispose of, realize upon or otherwise turn to account, manage, liquidate or reorganize the properties, asserts, business, undertakings, enterprises or ventures or any part thereof of corporations, associations, firms, individuals, syndicates and others; to act as financial, commercial or general agent or representative of any corporation, association, firm, syndicate or individual, and as such to develop, improve and extend the property, trade and business interest thereof and to aid in any lawful enterprise in connection therewith, and in connection with acting as agent or broker for any principal to give any other aid or assistance.

     (10) To conduct any and all of its business in the State of Delaware and any other states, the District of Columbia, the territories, colonies and dependencies of the United States, and in foreign countries and places, and to have one or more offices outside of the State of Delaware, and to purchase or otherwise acquire, hold, mortgage, convey, transfer or otherwise dispose of, both within and without the State of Delaware, real and personal property.

     (11) To do all and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes or the attainment of any or all of the objects hereinbefore enumerated or incidental to the powers herein named, or which shall at any time appear conducive to or expedient for the protection or benefit of the Corporation, either as holder of or as interested in any property or otherwise; and to have all of the rights, powers and privileges now or hereafter conferred by the General Corporation Law of the State of Delaware or any other law of Delaware.

     The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the enumeration herein of specific objects and powers shall not be held to limit or restrict in any manner the general powers of this Corporation, and all the powers and purposes hereinbefore enumerated shall be exercised, carried on and enjoyed by this Corporation within and without the State of Delaware to such extent and in such manner as corporations organized under the General Corporation Law of the State of Delaware may properly and legally exercise, carry on and enjoy.

     FOURTH:   The total number of shares of stock which the Corporation shall have the authority to issue is Fifty-Nine Million (59,000,000), of which stock Four Million (4,000,000) shares shall be Preferred Stock, $1.00 per share par value (hereinafter called "Preferred Stock") and Fifty-Five Million (55,000,000) shares shall be Common Stock, $.75 per share par value (hereinafter called "Common Stock").

     The designations, preferences, privileges and voting powers of the shares of Preferred Stock and Common Stock and the qualifications, limitations, and restrictions thereof, are as follows:

     1. Issuance of Preferred Stock in Series. The Board of Directors of the Corporation is authorized to issue the Preferred Stock of the Corporation from time to time, in one or more Series, all of which shall rank equally and be identical except with respect to the voting rights, if any, and the distinctive serial designation of each Series; the rate or rates of preferential, non-participating dividends payable in cash annually, semi-annually, or quarterly; the times of payment of dividends and whether dividends shall be cumulative and if cumulative the dates from which dividends shall be cumulative; the price or prices and the time at which the same may be redeemed, which shall be not less than the par value thereof, plus dividend arrearages, if any; the notice of redemption required; the amount and terms of any sinking or purchase fund, if any, for the purpose or redemption thereof, provided such sinking or purchase fund is payable only out of funds legally available therefor; the terms, conditions, rights, privileges, and other provisions, if any, respecting the conversion of any or all Series of Preferred Stock into Common Stock or shares of another Series of Preferred Stock; and the preferential amount or amounts which shall be paid to the holders thereof in the event of liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, which shall be not less than the par value plus dividend arrearages, if any.

     2. Dividends. Subject to the limitations prescribed in this Article Fourth and any further limitations in accordance herewith, the holders of Common Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in Common Stock. No dividends other than dividends payable in Common Stock shall be paid on Common Stock, if cash dividends in full on all outstanding Preferred Stock to which the holders thereof are entitled shall not have been paid or declared and set apart for payment. Nothing herein contained shall be deemed to limit, curtail or divest the authority of the Board of Directors to pay dividends in Common Stock in relation to the Corporation's authorized and unissued or treasury Common Stock.

     3. Voting Rights. At every meeting of shareholders, each holder of shares of the Corporation, be it Common Stock or Preferred Stock, shall be entitled to one vote for each share held. The Common Stock and Preferred Stock shall vote together as one class, except that if and whenever and as often as dividends on all series of Preferred Stock shall be in arrears in an aggregate amount equivalent to six (6) quarterly dividends on all shares of all Series of Preferred Stock at the time outstanding, then and in such event, the holders of all Series of Preferred Stock then outstanding, voting as a separate class made up of all such Series, shall be entitled at each meeting of Shareholders thereafter held for the election of Directors to elect two (2) of the total number of Directors to be elected at such meeting. Such class voting right shall continue until such time as all accumulated dividends on all Series of Preferred Stock at the time outstanding have been paid or declared and set aside for payment, whereupon such right shall cease until such time, if any, as such right shall again accrue as hereinabove provided. While the holders of Preferred Stock, voting as a class, are entitled to elect two (2) Directors, they shall not be entitled to participate with the holders of the Common Stock in the election of any other Directors. In the event of any vacancy occurring in the case of a Director elected by the Preferred Stock voting as a class (unless at the time when such vacancy shall occur, all accumulated dividends on Preferred Stock shall have been paid or declared and set aside for payment), a Special Meeting of the holders of all Series of Preferred Stock shall be called promptly to fill any such vacancy. Such meeting shall be held within forty days after such call at a place and upon notice as provided for the holding of meetings of shareholders, except that no such Special Meeting shall be required to be called if any such vacancy shall occur less than ninety days before the date fixed for the Annual Meeting of Shareholders. At any such meeting of Preferred Stock, a majority of the outstanding Preferred Stock shall be required to constitute a quorum for the election of the two (2) Directors or to fill any vacancy. The Directors elected by the class vote of the Preferred Stock shall serve until the next Annual Meeting of the Shareholders or until their successors shall be elected, and shall qualify, and shall not be removable from office other than by class vote of the Preferred Stock, notwithstanding any by-law otherwise providing for removal of directors; provided, however, that whenever during the term of office of such Directors, all accumulated dividends shall have been paid or declared and set aside for payment, the term of office of such Directors shall forthwith terminate.

     Notwithstanding the foregoing, the Board of Directors, in originally fixing the designations, relative rights, preferences and limitations of any series of Preferred Stock, may fix by resolution, with respect to the shares of such series, the powers and rights with respect to voting to the full extent now or hereafter permitted by law, including providing any series of Preferred Stock with (i) the right to vote as a separate class on any matters and (ii) more than one (1) vote per share, in each case as the Board of Directors may determine.

     4. Preemptive Rights. No holder of any of the Common Stock or Preferred Stock of the Corporation shall be entitled as of right to purchase or to subscribe for any unissued shares of any class, or any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the Corporation of any class, or bonds, certificates of indebtedness, debentures, or other securities convertible into shares of the Corporation or carrying any right to purchase shares of any class, but any such unissued shares, or such additional authorized issue of any shares, or of other securities convertible into shares or carrying any right to purchase shares, may be issued and disposed of, pursuant to resolutions of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

     5. Limitations. So long as Preferred Stock of any series shall be outstanding, the Corporation shall not, without affirmative vote or written consent of the holders of record of at least a majority of the shares of all such Series at the time outstanding, whether by an amendment to the Certificate of Incorporation or by merger or consolidation or in any other manner:

          (a) increase the total number of authorized shares of Preferred Stock, or authorize any class of stock ranking prior to or on a parity with the Preferred Stock either in the payment of dividends or in the distribution of assets, or

          (b) alter or change the preferences or limitations with respect to the Preferred Stock in any material respect so as to affect adversely the holders thereof; provided, however, that any such alteration or change affecting a particular Series of Preferred Stock which does not adversely affect the holders of any other Series may be effected by the affirmative vote or written consent of the holders of record of a majority of the number of shares at the time outstanding of the particular Series affected by such alteration or change without the necessity of the class vote or written consent of the holders of shares of all Series;

provided, however, that nothing herein contained shall require such a class vote or consent in connection with (i) any increase int he total number of authorized shares of Common Stock or (ii) the fixing of any of the specific rights, preferences and limitations of other Series of the Preferred Stock that may be fixed by the Board of Directors, and provided further, that no class vote or written consent of the holders of the Preferred stock or any Series thereof shall be required, if, at or prior to the time the issuance of any such prior stock is to be made or any such change is to take effect, provision is made for the redemption of all Preferred Stock at the time outstanding or, if only one or more Series is entitled to such class vote, provision is made for the redemption of all shares of such Series at the time outstanding.

     6. Liquidation Rights. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of each Series of Preferred Stock shall be entitled to share ratably with other holders in the same Series and to receive, out of the net assets of the Corporation, the preferential amount fixed for their respective series by the resolutions of the Board of Directors providing for the issuance thereof, plus an amount equal to all dividend arrearages on each such share up to the date fixed for distribution and no more, before any distribution shall be made to the holders of the Common Stock.

     Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 6.

     FIFTH:    The existence of the Corporation is to be perpetual.

     SIXTH:    The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatsoever.

     SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation and in further definition, limitation and regulation of the powers of the Corporation, and the directors and the stockholders of the Corporation, it is further provided as follows:

     1. The number of directors of the Corporation shall be fixed by, or in the manner provided in, the by-laws of the Corporation, but in no case shall the number of directors be less than three. Directors need not be stockholders. Vacancies in the Board of Directors resulting from any increase in the authorized number of directors or from the death, resignation, disqualification of any director or from any other cause may be filled by a majority of directors then in office, though less than a quorum.

     2. A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

     3. The Corporation shall be entitled to treat the person in whose name any share, right, option, warrant, security or other obligation is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right, option, warrant, security or other obligation on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Delaware.

     4.   (a)   No contract or other transaction between the Corporation and any other corporation and no other act of the Corporation with relation to any other corporation shall, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that any one or more of the directors or officers of the Corporation are directors or officers or stockholders of, such other corporation or are pecuniarily or otherwise interested in such other corporation or in such contract or other transaction or in such act of the Corporation. Any director of the Corporation individually, or any firm or association of which any director may be a member, or any corporation of which he may be a director,officer or stockholder, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the Corporation, provided that thefact that he individually or such firm or association or such corporation is such a party or is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken. Any director of the Corporation who is so interested individually, or is a member of any firm or association or is a director, officer or stockholder of any corporation which is a party to such contract or other transaction, or is so pecuniarily or otherwise interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, and may vote thereat to authorize or ratify any such contract or transaction. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director, officer or stockholder of such subsidiary or affiliated corporation.

     (b) No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director of officer of the Corporation if such person (i) exercised or used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs, or (ii) took or omitted to take, such action in reliance in good faith upon advice of counsel for the Corporation or upon the books of account or reports made to the Corporation by any of its officials, or by an independent certified public accountant or accountants or by an appraiser selected with reasonable care by the Board of Directors, or by any committee designated by the Board of Directors or in reliance in good faith upon any other records of the Corporation.

     (c) Except as may otherwise be provided by law, any contract, transaction or act of the Corporation or of the Board of Directors which shall be ratified by a majority of a quorum of the stockholders entitled to vote at any annual meeting or at any special meeting called for that purpose shall be as valid and binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholder to approve or ratify such contract, transaction or act when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the Corporation, its directors or officers of their rights to proceed with such contract, transaction or act.

     5. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          (a) To make, amend, alter, change, add to or repeal the by-laws of the Corporation in any manner not inconsistent with the laws of the State of Delaware, subject to the power of the stockholders to amend, alter, change, add to or repeal the by-laws made by the Board of Directors.

          (b) To fix, determine, and vary from time to time the amount to be maintained as surplus and the amount or amounts to be set apart as working capital.

          (c) To set apart out of any of the funds of the Corporation legally available for dividends a reserve or reserves for any proper purposes and/or to abolish any such reserve or reserves in the manner in which created.

          (d) To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real or personal property of the Corporation.

          (e) From time to time to determine whether and to what extent, at what time and place, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of any stockholder and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or the by-laws of the Corporation or as authorized by resolution of the stockholders or Board of Directors.

          (f) To authorize the payment of compensation to the directors for services to the Corporation or any subsidiary or affiliated corporation including fees and expenses for attendance at meetings of the Board of Directors, the Executive Committee and other committees and/or salaries for serving as such directors or committee members, and to determine the amount of such compensation.

          (g) From time to time to formulate, establish, promote and carry out, and to amend, alter, change, revise, recall, repeal or abolish, a plan or plans for the participation by all or any of the employees, including directors and officers, of the Corporation, or of any corporation, company, association, trust or organization in which or in the welfare of which the Corporation has any interest, and those actively engaged in the conduct of the Corporation's business, in the profits, gains or business of the Corporation or of any branch or division thereof, as part of the Corporation's legitimate expenses and for the furnishing to such employees, directors, officers or persons, or any of them, at the Corporation's expense, of medical services, insurance against accident, sickness or death, pensions during old age, disability or unemployment, education, housing, social services, recreation or other similar aids for their relief or general welfare, in such manner and upon such terms and conditions as the Board of Directors shall determine.

          (h) From time to time to formulate, establish and carry out, and to amend, alter, change, revise, recall, repeal or abolish, a plan or plans providing for the purchase of shares of stock of the Corporation by, or for the granting of options or other rights to purchase shares of stock of the Corporation to, all or any of the officers and other employees of the Corporation, upon such terms and conditions and for such consideration as the Board of Directors may determine in good faith to be fair and reasonable.

          (i) By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more directors of the Corporation, which, to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

          (j) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

          (k) Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured or unsecured, to include therein such provisions as to redeemability, convertibility or otherwise, as the Board of Directors, in its sole discretion, may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the Corporation, real or personal, including after-acquired property.

     6. At any time and from time to time when authorized by resolution of the Board of Directors and without any action by its stockholders, the Corporation may issue or sell any shares of its capital stock of any class or series, whether out of the unissued shares thereof authorized by the Certificate of Incorporation of the Corporation as originally filed or by any amendment thereof or out of shares of its capital stock acquired by it after the issue thereof, and whether or not the shares thereof so issued or sold shall confer upon the holders thereof the right to exchange or convert such shares for or into other shares of capital stock of the Corporation of any class or classes or any series thereof. When similarly authorized, but without any action by its stockholders, the Corporation may issue or grant rights, warrants or options, in bearer or registered or such other form as the Board of Directors may determine, for the purchase of shares of the capital stock of any class or series of the Corporation within such period of time, or without limit as to time, to such aggregate number of shares, and at such price per share, as the Board of Directors may determine. Such rights, warrants or options may be issued or granted separately or in connection with the issue of any bonds, debentures, notes, obligations or other evidence of indebtedness or shares of the capital stock of any class or series of the Corporation and for such consideration and on such terms and conditions as the Board of Directors in its sole discretion may determine. In each case the consideration to be received by the Corporation for any such shares so issued or sold shall be such as shall be fixed from time to time by resolution of the Board of Directors. Each share of the capital stock of the Corporation issued or sold pursuant to the foregoing provisions of this Paragraph 6 and the full consideration for which in each case as so fixed by the Board of Directors shall have been paid or delivered to the Corporation, shall be conclusively deemed to be full paid stock and shall not be liable to any further call or assessments thereon, and the holders thereof shall not be liable for any further payments in respect thereof. The Corporation may receive in payment, in whole or in part, for any shares of its capital stock issued or sold by it, cash, labor done, personal property, or real property or leases thereof, and in the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of the labor, personal property or real property or leases thereof so received shall be conclusive.

     EIGHTH:   Each person who now or hereafter serves as a director of officer of the Corporation, including his executor, administrator, or other personal representatives, shall be indemnified by the Corporation against all liabilities (including reasonable costs, expenses, attorneys' fees, obligations for payment in settlement and final judgment) incurred by or imposed upon him in the preparation, conduct or compromise of any actual or threatened action, suit or proceeding, whether civil, criminal or administrative, including any appeals therefrom and any collateral proceedings in which he shall be involved by reason of any action or omission by him in his capacity as a director or officer of the Corporation or of any other corporation which he serves as a director or officer at the request of this Corporation, whether or not such person is a director or officer at the time such liabilities are incurred or any such action, suit, or proceeding is commenced against him; provided, however, that no indemnificationshall be accorded hereunder:

          (1) Where such person shall be finally adjudged in any such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty;

          (2) Where there has been a final judgment against such person without an adjudication of the question of liability for negligence or misconduct in the performance of duty, unless

               (a) a majority of the Board of Directors shall determine that such person was not guilty of negligence or misconduct in the performance of duty; or

               (b) in the absence of a majority of the Board of Directors, in the written opinion of independent counsel, such person was not guilty of negligence or misconduct in the performance of duty; or

          (3)  Where a settlement has been made or proposed unless

               (a) a majority of the Board of Directors determines that the settlement was or will be in the best interest of the Corporation, and in addition

               (b) in the written opinion of independent counsel, the person involved was not guilty of negligence or misconduct in the performance of duty.

     Where the opinion of independent counsel is required in sub-sections (2) and (3) above, such counsel shall be selected by or in a manner determined by the Board of Directors.

     Upon request by any such director or officer, from time to time, and prior to final adjudication or settlement of the matter as to which indemnification is claimed, the Corporation shall reimburse such person for all liabilities (as defined above) imposed upon or incurred by him to the date of the request, if independent legal counsel, selected as set forth above, shall give the Corporation a written opinion, substantially concurrent with such request, to the effect that it is not probable that the matter as to which reimbursement is being sought will result in a determination that such person was guilty of negligence or misconduct in the performance of duty, and that such liabilities may properly be borne by the Corporation, such reimbursement to be made on the condition that the person receiving same will agree, in writing, to repay to the Corporation any amounts so received unless a written opinion of said independent counsel shall be rendered substantially concurrent with final adjudication or settlement of the matter involved, to the effect that such person is entitled to indemnification under this article.

     Except as expressly limited by sub-sections (1), (2) and (3) above, the foregoing rights of indemnification shall not be in limitation of any other right to which any director or officer, or his executor, administrator or other personal representatives may be entitled as a matter of law or which may be lawfully granted to him, and shall be in addition to, and not in limitation of any other privilege or power which the Corporation may lawfully exercise to indemnify or reimburse its directors or officers.

     NINTH:    Meetings of the stockholders may be held outside the State of
Delaware if the by-laws so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

     TENTH:    The powers and authorities conferred in this Certificate of
Incorporation or in the by-laws upon the Board of Directors are in furtherance of, and not in limitation of, those conferred by the laws of the State of Delaware.

     ELEVENTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved int his Article.

     TWELFTH: Members of the Board of Directors may be elected either by written ballot at a meeting of shareholders, or by written ballot or by voice vote at a meeting of the Board of Directors. The Board of Directors may from time to time make, amend, modify or rescind the By-laws of the Corporation, except to the extent that such authority is limited to the stockholders of the Corporation by the specific provisions set forth in the By-laws; provided that any By-law made, amended, modified or rescinded by the Board of Directors may be amended, modified or rescinded and any By-law may be made by the stockholders of the Corporation, pursuant to the express provisions set forth in the By-laws.

     THIRTEENTH:   (A)   Except as otherwise expressly provided in Paragraph (B)
of this Article THIRTEENTH:

          (1) Any merger or consolidation of the Corporation with or into any other corporation;

          (2) Any sale, lease, exchange or other disposition, whether or not in partial or complete liquidation of the Corporation, of all or any substantial part of the assets of the Corporation to or with any other corporation, person or other entity;

          (3) The issuance or transfer by the Corporation or any of its subsidiaries of any securities of the Corporation, or any securities of any of its subsidiaries having total assets of $5,000,000 or more, to any other corporation, person or other entity in exchange for assets or securities or a combination thereof (except assets or securities or a combination thereof so acquired in a single transaction or a series of related transactions having an aggregate fair market value of less than $1,000,000); or

          (4) The issuance or transfer by the Corporation or any of its subsidiaries of any securities of the Corporation, or any securities of any of its subsidiaries having total assets of $5,000,000 or more, to any other corporation, person or other entity for cash, shall require the affirmative vote of the holders of (a) at least 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for such purpose as one class, and (b) at least a majority of the outstanding shares of capital stock of the Corporation which are not beneficially owned by such corporation, person or other entity, if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, such other corporation, person or entity is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for such purpose as one class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange.

          (B) The provisions of this Article THIRTEENTH shall not apply to any transaction described in clauses (1), (2), (3) or (4) of Paragraph (A) of this Article THIRTEENTH with another corporation, person or other entity (1) if the Board of Directors of the Corporation shall by resolution have approved a memorandum of understanding with such other corporation, person or other entity with respect to, and substantially consistent with, such transaction prior to the time such other corporation, person or other entity became the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors or (2) if, prior to the consummation of such transaction, the Board of Directors of the Corporation either (a) adopts by unanimous written consent a resolution in favor of the transaction, or (b) adopts such resolution at a meeting, at which at least 80% of the directors then in office are present, by the affirmative vote of both a majority of the directors present at such meeting and at least 80% of those directors voting on such resolution.

          (C) For purposes of this Article THIRTEENTH and of any other and all other Articles of this Certificate of Incorporation:

          (1) any specific person shall be deemed to be the "beneficial owner" of shares of stock of a corporation (other than shares of the Corporation's Common Stock held in its Treasury or by majority-owned subsidiaries of the Corporation) (a) which such specified person or any of its affiliates or associates (as such terms are hereinafter defined), including any person who will become an affiliate or associate of the specified person upon the consummation of any transaction described in clauses (1), (2), (3) or (4) of paragraph (A) of this Article THIRTEENTH, beneficially owns, directly or indirectly, whether of record or not, (b) which such specified person or any of its affiliates, or associates has the right to acquire pursuant to any agreement, upon exercise of conversion rights, warrants or options, or otherwise, or (c) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clauses (a) and (b) above), by any other person with which such specified person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Corporation;

          (2) a "person" is any individual, corporation, partnership or other entity;

          (3) an "affiliate" of a specified person is any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person; and

          (4) an "associate" of a specified person is (a) any person of which such specified person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as a trustee or in a similar fiduciary capacity, (c) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of such specified person or any corporation which controls or is controlled by such specified person, or (d) any other member or partner in a partnership, limited partnership, syndicate or other group of which the specified person is a member or partner and which is acting together for the purpose of acquiring, holding or disposing of securities of the Corporation.

          (D) The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article THIRTEENTH, on the basis of information then known to it, (i) whether any corporation, person or other entity beneficially owns, directly or indirectly, 10% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, or is an "affiliate" or an "associate", as defined above, of another (including, without limitation, whether any person "controls" any other person for the purposes of such definitions), (ii) whether any proposed sale, lease, exchange or other disposition of part of the assets of the Corporation involves a substantial part of the assets of the Corporation, (iii) whether assets or securities, or a combination thereof, to be acquired in exchange for securities of the Corporation, have an aggregate fair market value of less than $1,000,000 and whether the same are proposed to be acquired in a single transaction or a series of related transactions, (iv) whether any subsidiary of the Corporation has total assets in excess of $5,000,000, and (v) whether the memorandum of understanding referred to above is substantially consistent with the transaction to which it relates. Any such determination by the Board shall be conclusive and binding for all purposes of this Article THIRTEENTH.

     FOURTEENTH:   Any or all of the directors of the Corporation may be removed only for cause and only by the affirmative vote, at any stockholders' meeting, of the holders of at least 80% of the outstanding stock of the Corporation entitled to vote generally in the election of directors, considered for such purpose as one class, and, in addition, by the affirmative vote of at least a majority of the outstanding shares of capital stock of the Corporation which are not beneficially owned by any corporation, person or other entity which is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for such purpose as one class.

     FIFTEENTH:   When the Certificate of Incorporation of the Corporation
provides for more or less than one vote for any share, on any matter, every reference in the Certificate of Incorporation or the Delaware General Corporation Law to a majority or other proportion or percentage of the shares of stock entitled to vote shall refer to such majority or other proportion or percentage of the votes of such stock.

     SIXTEENTH:   None of the provisions of Articles TWELFTH, THIRTEENTH,
FOURTEENTH or FIFTEENTH or of this Article SIXTEENTH of this Certificate of Incorporation, may be amended, modified or rescinded except by the affirmative vote of the holders of at least 80% of the capital stock of the Corporation entitled to vote generally in the election of directors, considered for such purpose as one class, and, in addition, by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for such purpose as one class, which are not beneficially owned, directly or indirectly, by any corporation, person or other entity which is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of such capital stock, considered for such purpose as one class.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed this 10th day of March , 2004.

                                   SPARTECH CORPORATION


                                   By: s/Jeffrey D. Fisher
                                        Jeffrey D. Fisher